Exhibit 5

30 January 2004

The News Corporation Limited

1211 Avenue of the Americas

New York NY 10036

United States of America

Dear Sirs

The News Corporation Limited

Registration Statement on Form S-8 (in respect of the New Savings Plan)

We have acted as special Australian counsel to News Corp in connection with the Registration Statement on Form S-8 for the New Savings Plan (the Registration Statement).

In respect of the Ordinary Shares and the Preferred Shares to be registered under the New Savings Plan, we provide the following opinion.

1.	Interpretation

In this letter, unless the context otherwise requires, the following terms shall have the following meanings.

ADRs means the News Corp Ordinary ADRs and the News Corp Preferred ADRs.

Corporations Act means the Corporations Act 2001 (Cth).

New Savings Plan means the News America Savings Plan as amended from time to time.

News Corp means The News Corporation Limited (ACN 007 910 330).

News Corp Ordinary ADRs means American Depository Receipts each representing four fully paid Ordinary Shares.

News Corp Preferred ADRs mean American Depositary Receipts each representing four fully paid Preferred Shares.

Ordinary Depositary means Citibank, N.A, pursuant to the Ordinary Deposit Agreement.

Ordinary Deposit Agreement means the Amended and Restated Deposit Agreement dated as of 29 October 1996 among News Corp, Citibank, N.A. and the holders from time to time of News Corp Ordinary ADRs, as in effect on the date of this opinion.

Ordinary Shares means the ordinary shares of News Corp.

Participant has the meaning attributed to that term in the Trust Deed.

Preferred Deposit Agreement means the Amended and Restated Deposit Agreement dated as of 3 December 1996 among News Corp, Citibank, N.A. and the holders from time

The News Corporation Limited	Allens Arthur Robinson

to time of News Corp Preferred ADRs, as amended by a letter agreement dated 17 December 2001, and as in effect on the date of this opinion.

Preferred Depositary means Citibank, N.A, pursuant to the Preferred Deposit Agreement.

Preferred Shares means the preferred limiting voting ordinary shares in the capital of News Corp.

Relevant Jurisdictions means the state of South Australia and the Commonwealth of Australia.

Resolutions means the resolution of the Board of Directors of News Corp dated on or around 29 January 2004 at which the filing of the Registration Statement was approved.

Trust Deed means the Trust Agreement between News America Incorporated and Fidelity Management Trust Company to be dated February 1, 2004.

Trustee means Fidelity Management Trust Company as trustee under the Trust Deed.

Capitalised terms used in this opinion and not otherwise defined have the meanings ascribed to them in the Registration Statement.

2.	Documents

In rendering our opinion, we have examined and relied on the following documents (each a Document).

(a)	A copy of the certificate of incorporation of News Corp, certified as at 15 January 2004;

(b)	A copy of the Constitution of News Corp, certified as at 15 January 2004;

(c)	An unexecuted copy of the Registration Statement;

(d)	A print out of a search of Australian Securities and Investment Commission (ASIC) files for News Corp dated 29 January 2004; and

(e)	A copy of the minutes of the meetings at which the Resolutions were passed.

3.	Assumptions

For the purposes of this opinion, we have assumed the following:

(a)	That any Ordinary Shares or Preferred Shares acquired by directors or their associates under the New Savings Plan will be acquired in compliance with the law of the Relevant Jurisdictions and the ASX Listing Rules, including in particular Listing Rule 10.14.

(b)	That no financial assistance is given in respect of the acquisition of Ordinary Shares or Preferred Shares by News Corp in connection with the New Savings Plan.

(c)	That no offer of any shares or ADRs in News Corp under the New Savings Plan is made or received in Australia;

The News Corporation Limited	Allens Arthur Robinson

(d)	That the Relevant Law was complied with in relation to the issue of, and all necessary corporate action required by News Corp to be taken was taken in order to authorise the issue of, any Ordinary Shares or Preferred Shares that underlie the ADRs which are purchased by the Trustee pursuant to the New Savings Plan.

(e)	The authenticity of all signatures and seals.

(f)	The accuracy, completeness and conformity to originals of all copy documents (including facsimile copies) submitted to us, including that all certifications are accurate and that any such document continues in full force and effect.

(g)	That the authorisations contained in the Resolutions have not been and will not be varied or revoked after the date hereof and will continue in full force and effect.

(h)	That:

(i)	the meetings of the board of directors at which the Resolutions were considered were properly convened;

(ii)	all directors who attended and voted were entitled to do so;

(iii)	the Resolutions were properly passed; and

(iv)	the directors have performed their duties properly and all provisions relating to the declaration of directors’ interests or the power of interested directors to attend and vote were duly observed.

(i)	That all Documents continue to exist in full force and effect in the form in which they were submitted to us, and, without limiting the foregoing, that none of the Documents have been amended, altered, modified or revoked.

4.	Qualifications

Our opinion is subject to the following qualifications.

(a)	We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion.

(b)	We have relied on the assumptions specified in section 129 of the Corporations Act and we note that you may do so unless you know or suspect that this assumption is incorrect.

(c)	The words “non-assessable”, when used to describe the liability of a person as the registered holder of shares, has no clear meaning under the laws of the Relevant Jurisdictions. We have taken those words to mean that no calls or other demand for payment can be validly made on the Ordinary Shares or Preferred Shares by News Corp and that the shareholder cannot be made liable for the acts or omissions of News Corp by reason only of being a registered shareholder in News Corp and, for the purposes of this opinion, that is the meaning those words bear.

(d)	We have relied upon a search of public records on file at the offices of ASIC on 29 January 2004 (and we note that records disclosed by such searches may not be complete or up to date).

The News Corporation Limited	Allens Arthur Robinson

(e)	We express no opinion as to the capacity or right of the Participants or the Trustee to acquire or hold any shares or ADRs in News Corp or whether, in order to do either of those things, the Participants or the Trustee will require any consent, approval, authorisation or permit of, or filing with or notification to, any person, including a governmental authority or instrumentality.

(f)	We express no opinion as to the application of any tax law or treaty to the New Savings Plan or the performance of the shares or ADRs in News Corp or to the holding of any shares or ADRs in News Corp by Participants or the Trustee.

5.	Opinion

Based on the assumptions and subject to the qualifications and other matters set out above, we are of the opinion that:

(a)	any Preferred Shares underlying the News Corp Preferred ADRs duly and validly issued to the Preferred Depositary; and

(b)	any Ordinary Shares underlying the News Corp Ordinary ADRs duly and validly issued to the Ordinary Depositary,

which are acquired pursuant to the New Savings Plan as described in the Registration Statement, are legally issued, fully paid and non-assessable.

6.	Consent

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an Exhibit 5 to the Registration Statement.

This opinion is provided to you for your benefit solely in connection with the Registration Statement. It is not to be relied upon by any other person or for any other purpose nor is it to be quoted or referred to in any public document other than the Registration Statement, or filed with any other governmental agency (other than the United States Securities and Exchange Commission) or other person, without our consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully

/s/ Allens Arthur Robinson

Allens Arthur Robinson